UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MILLENNIUM CELL INC.
(Name of Registrant as Specified In Its Charter)

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MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000

March [27], 2006

To Our Stockholders:

On behalf of the Board of Directors (the “Board of Directors”) of Millennium Cell Inc. (the “Company”), it is my pleasure to invite you to the 2006 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 2, 2006 at 9:00 a.m., local time, at the Sheraton Eatontown Hotel at Six Industrial Way East, Eatontown, New Jersey 07724.

The Annual Meeting has been called for the following purposes: (1) to elect eight directors to serve on the Board of Directors, each for a one-year term; (2) to ratify the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent public accountants for the 2006 fiscal year; (3) to approve the Company’s issuance of securities in accordance with the terms of its private placement of Series C Convertible Preferred Stock, as described in the accompanying Proxy Statement; (4) to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 70,000,000 to 120,000,000; and (5) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying Proxy Statement.

The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote “FOR” such proposals. It is important that your votes be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares electronically on the Internet or by telephone, or complete, sign and date the enclosed proxy card and promptly return it in the prepaid envelope.

Sincerely,

G. Chris Andersen
Chairman, Board of Directors

MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000
_____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2006
______________________

NOTICE IS HEREBY GIVEN that the 2006 annual meeting of stockholders (the “Annual Meeting”) of Millennium Cell Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 2, 2006, at 9:00 a.m., local time, at the Sheraton Eatontown Hotel at Six Industrial Way East, Eatontown, New Jersey 07724, for the purpose of considering and voting upon the following matters:

1.	to elect eight directors to serve on the Board of Directors, each for a one-year term and until their respective successors are elected;

2.	to ratify the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent public accountants for the 2006 fiscal year;

3.	to approve the Company’s issuance of securities in accordance with the terms of its private placement of Series C Convertible Preferred Stock, as described in the accompanying Proxy Statement;

4.	to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 70,000,000 to 120,000,000; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Pursuant to the Company’s Bylaws, the Board of Directors has fixed March 7, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of 10 days before the Annual Meeting at the offices of the Company located at One Industrial Way West, Eatontown, New Jersey 07724.

By Order of the Board of Directors

Sincerely,
John D. Giolli
Chief Financial Officer and Secretary

Eatontown, New Jersey
March [27], 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU SIGN AND RETURN YOUR PROXY CARD WITHOUT SPECIFYING A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

PRELIMINARY COPY

MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000
___________________

PROXY STATEMENT
2006 ANNUAL MEETING OF STOCKHOLDERS
MAY 2, 2006
__________________

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying proxy card are furnished to stockholders of Millennium Cell Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors” or the “Board”) of proxies to be used at the 2006 annual meeting of stockholders (the “Annual Meeting”), to be held on Tuesday, May 2, 2006, at 9:00 a.m., local time, at the Sheraton Eatontown Hotel at Six Industrial Way East, Eatontown, New Jersey 07724, and at any adjournments thereof. This Proxy Statement, Notice of Annual Meeting of Stockholders, the proxy card and the Company’s Annual Report to Stockholders were first mailed to stockholders on or about March [27], 2006.

ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the ratification of the appointment of the Company’s independent accountants, the Company’s issuance of securities in accordance with the terms of its private placement of Series C Convertible Preferred Stock, as described in this Proxy Statement, and an amendment to the Company’s Certificate of Incorporation increasing the number of the Company’s authorized shares of common stock, par value $0.001 per share (“Common Stock”) from 70,000,000 to 120,000,000. In addition, management will report on the performance of the Company during the 2005 fiscal year and respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?

Only holders of record of the Company’s outstanding Common Stock, Series A2 Convertible Preferred Stock, par value $0.001 per share (“Series A2 Preferred Stock”), Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), and Series C2 Convertible Preferred Stock, par value $0.001 per share (“Series C2 Preferred Stock”), in each case as of the close of business on March 7, 2006 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any postponement or adjournment of that meeting. Holders of outstanding shares of Common Stock as of the close of business on the Record Date will be entitled to cast one vote for each share of Common Stock held. Holders of outstanding shares of Series A2 Preferred Stock, Series B Preferred Stock and Series C2 Preferred Stock, in each case as of the close of business on the Record Date, are entitled to vote such shares on an “as converted basis,” which will result in each holder of Series A2 Preferred Stock being entitled to cast 10 votes per share of Series A2 Preferred Stock, each holder of Series B Preferred Stock being entitled to cast 10 votes per share of Series B Preferred Stock, and each holder of Series C2 Preferred Stock being entitled to cast 500 votes per share of Series C2 Preferred Stock. Pursuant to IM-4350-2 of the NASDAQ Marketplace Rules, holders of shares of Series C2 Preferred Stock are not entitled to vote such shares on the proposal to approve the Company’s issuance of securities in accordance with the terms of its private placement of Series C Preferred Stock. Stockholders’ votes will be tabulated by persons appointed by the Board to act as inspectors of election for the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to obtain a proxy from your broker or nominee to personally vote at the Annual Meeting.

Note also that in June 2005, the Company completed an exchange offer whereby all outstanding shares of the Company’s Series A Preferred Stock were exchanged for shares of Series A2 Preferred Stock and all outstanding shares of the Company’s Series C Preferred Stock were exchanged for shares of Series C2 Preferred Stock. The terms of the Series A2 Preferred Stock are identical to the terms of the Series A Preferred Stock except that the number of votes to which each holder of shares of Series A2 Preferred Stock is entitled will not be subject to any adjustment based on price-based anti-dilution protections. The terms of the Series C2 Preferred Stock are identical to the terms of the Series C Preferred Stock, except that the number of votes to which each holder of shares of Series C2 Preferred Stock is entitled will not be subject to any adjustment based on price-based anti-dilution protections. References in this Proxy Statement to shares of Series C Preferred Stock are references to shares that have since been exchanged for a like number of shares of Series C2 Preferred Stock.

As of the Record Date, there were 47,550,936 shares of Common Stock outstanding, 155,724 shares of Series A2 Preferred Stock outstanding, no shares of Series B Preferred Stock outstanding and 5,376 shares of Series C2 Preferred Stock outstanding.

WHAT CONSTITUTES A QUORUM?

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock, Series A2 Preferred Stock (on an as-converted basis) and Series C2 Preferred Stock (on an as-converted basis), together as a single class, as of the Record Date, will constitute a quorum permitting the conduct of business at the Annual Meeting. As of the Record Date, an aggregate of 47,550,936 shares of Common Stock, 1,557,240 shares Series A2 Preferred Stock (on an as-converted basis) and 2,688,000 shares of Series C2 Preferred Stock (on an as-converted basis) were outstanding. Thus, the presence of holders representing at least 25,898,089 of such shares will be required to establish a quorum. Votes for and against, proxies received but marked as abstentions, and broker non-votes will each be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on, and has not received instructions with respect to, a particular matter.

HOW DO I VOTE?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as directed on such proxy card. If your shares are held in “street name,” you may be able to vote by telephone or electronically through the Internet by following the voting instructions in the materials accompanying this Proxy Statement. The deadline for voting by telephone or electronically is 11:59 p.m. eastern standard time on April 28, 2006.

If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

HOW ARE SHARES HELD IN THE COMPANY’S 401(K) PLAN VOTED?

Shares held in the Company’s 401(k) Plan are voted by the Plan’s Trustee.

WHAT ARE THE BOARD’S RECOMMENDATIONS?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth below, together with the description of each item in this Proxy Statement. The Board recommends a vote:

•	for Proposal 1, election of the nominated slate of eight directors (see page 6);

•	for Proposal 2, ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for the 2006 fiscal year (see page 23);

•
for Proposal 3, approval of the Company’s issuance of securities in accordance with the terms of the private placement of the Series C Preferred Stock, as described in this Proxy Statement (see page 30); and

•
for Proposal 4, approval of an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 70,000,000 to 120,000,000 (see page 45).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors but will be counted for purposes of determining whether there is a quorum. The Company’s Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors.

RATIFICATION OF INDEPENDENT ACCOUNTANTS, APPROVAL OF THE COMPANY’S ISSUANCE OF SECURITIES IN ACCORDANCE WITH THE TERMS OF ITS PRIVATE PLACEMENT OF SERIES C PREFERRED STOCK, AND OTHER ITEMS. For (i) the ratification of the Company’s independent accountants, (ii) the approval of the Company’s issuance of securities in accordance with the terms of its private placement of Series C Preferred Stock, as described in this Proxy Statement, and (iii) the approval of any other matter that properly comes before the Annual Meeting, the affirmative vote of holders of a majority of the outstanding shares of the Company’s voting stock represented in person or by proxy at the Annual Meeting and entitled to vote on such matters will be required. Abstentions and broker non-votes will not be counted in determining the number of shares necessary for approval of these matters. Accordingly, abstentions and broker non-votes will have the same legal effect as votes against each of these proposals. Pursuant to IM-4350-2 of the NASDAQ Marketplace Rules, holders of shares of Series C2 Preferred Stock are not entitled to vote such shares on the matter described in clause (ii) above.

AMENDMENT TO CERTIFICATE OF INCORPORATION. For the amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 70,000,000 to 120,000,000, the affirmative vote of holders of a majority of the outstanding shares of the Company’s voting stock entitled to vote on such matter will be required for approval, including outstanding shares of Series A2 Preferred Stock and Series C2 Preferred Stock on an as-converted basis. Abstentions and broker non-votes will be counted in tabulations of the votes cast on this proposal and, accordingly, both will have the same effect as votes against this proposal.

VOTING AGREEMENT. In order to induce the investors to purchase the Series C Preferred Stock, certain officers and directors of the Company, in their respective capacities as stockholders, entered into a Voting Agreement with the Company whereby each such stockholder agreed to vote all of its respective shares in favor of Proposal 3 and Proposal 4 (See “Voting Agreement” on page 41). As of the Record Date, such stockholders held shares representing approximately 9.5% of the Company’s outstanding voting power with respect to Proposal 3 and approximately 8.7% of the Company’s outstanding voting power with respect to Proposal 4.

WHY ARE WE SEEKING STOCKHOLDER APPROVAL FOR PROPOSAL 3?

In a Securities Purchase Agreement dated April 20, 2005 between the Company and certain institutional investors, the Company sold to such investors 10,000 shares of Series C Preferred Stock and warrants (“Warrants”) to purchase a number of shares of Common Stock equal to 25% of the shares of Common Stock underlying the Series C Preferred Stock purchased by each investor. Under the Securities Purchase Agreement, the Company agreed, among other things, to solicit from each Company stockholder entitled to vote at the Annual Meeting, the approval of Proposal 3 and Proposal 4, in each case in accordance with applicable law and the rules and regulations of the applicable trading market.

As the Common Stock is listed on The NASDAQ Capital Market, the Company is subject to the Marketplace Rules of the NASDAQ. Marketplace Rule 4350(i)(D) requires the Company to obtain stockholder approval prior to certain issuances or potential issuances of Common Stock or securities convertible into or exchangeable for Common Stock at a price less than the greater of market or book value of such securities (on an as-converted basis) if such issuance or potential issuance equals 20% or more of the Common Stock or voting power of the Company outstanding before the transaction. Depending on the circumstances, the aggregate number of shares of Common Stock issuable to holders of the Series C2 Preferred Stock and Warrants may equal or exceed 20% of the Company’s outstanding Common Stock or voting power prior to the issuance of the Series C Preferred Stock and the Warrants.

Accordingly, the Company is seeking stockholder approval of Proposal 3 to comply with its obligations under the Securities Purchase Agreement and the NASDAQ Marketplace Rules.

WHO WILL BEAR THE COSTS OF SOLICITING PROXIES FOR THE ANNUAL MEETING?

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company has retained The Proxy Advisory Group, LLC to assist in the solicitation of votes for a fee of approximately $7,500. Following the mailing of proxy solicitation materials, proxies may be solicited personally or by telephone, by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at the expense of the Company by brokers, nominees, custodians and other similar parties.

If the enclosed form of proxy is properly executed and returned to the Company in a timely manner to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions marked thereon. Executed but unmarked proxies will be voted “FOR” Proposal 1 -- to elect the Board of Directors’ nine nominees for Director, “FOR” Proposal 2 -- to ratify the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent public accountants for the 2006 fiscal year, “FOR” Proposal 3 -- to ratify the Company’s ability to issue securities in accordance with the terms of its Series C Preferred Stock and related Warrants, and “FOR” Proposal 4 -- to approve an amendment to the Company’s Certificate of Incorporation increasing the number of the Company’s authorized shares of Common Stock from 70,000,000 to 120,000,000. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Company’s Bylaws provide that the Board of Directors shall consist of not fewer than one director nor more than 11 directors and that the number of directors, within such limits, shall be voted upon by the stockholders at each Annual Meeting. The Board of Directors currently consists of nine directors, each serving a one-year term. John R. Wallace, a current director, has declined to stand for re-election at the Annual Meeting. The Board has begun the process of seeking a qualified candidate to fill the vacancy on the Board, but to date, a nominee to fill the vacancy on the Board has not been selected. Therefore, the Board of Directors has nominated the following eight candidates for election as director at the Annual Meeting: G. Chris Andersen, Kenneth R. Baker, Alexander MacLachlan, Peter A. McGuigan, Zoltan Merszei, H. David Ramm, James L. Rawlings and Richard L. Sandor. Proxies may not be voted for more than eight directors at the Annual Meeting.

Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Andersen, Baker, MacLachlan, McGuigan, Merszei, Ramm, Rawlings and Sandor. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the Company’s Bylaws, directors are elected by plurality vote. The Company’s Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

INFORMATION AS TO DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

NAME	AGE	POSITION
DIRECTORS
G. Chris Andersen	67	Chairman of the Board of Directors
Kenneth R. Baker	59	Director
Alexander MacLachlan	73	Director
Peter A. McGuigan	46	Director

Zoltan Merszei	83	Director
H. David Ramm	54	Director and Chief Executive Officer
James L. Rawlings	61	Director
Richard L. Sandor	64	Director

EXECUTIVE OFFICERS
Adam P. Briggs	45	President
John V. Battaglini	41	Vice President, Sales, Marketing and Product Management
John D. Giolli	34	Chief Financial Officer and Corporate Secretary
Rex E. Luzader	57	Vice President, Government Relations
George C. Zalepa	50	Vice President, Administration

Directors are elected to serve for one year or until their successors are elected and qualified or until their earlier resignation or removal. All directors are elected annually at the annual meeting of stockholders and all executive officers serve at the pleasure of the Board.

DIRECTORS STANDING FOR ELECTION

G. CHRIS ANDERSEN has served as the Chairman of the Company’s Board of Directors since April 2000. Mr. Andersen is a partner of G.C. Andersen Partners, LLC, a merchant-banking firm. From 1990 to 1995, Mr. Andersen was Vice Chairman of PaineWebber Incorporated. Previously, Mr. Andersen was a managing director for 15 years at Drexel Burnham Lambert, Incorporated, and a member of its Board of Directors. He is currently a director of TEREX Corporation, a manufacturer of mining, lifting and construction equipment. He is also a Director and member of the Executive Committee of Junior Achievement of New York, Inc.

KENNETH R. BAKER has served on the Company’s Board of Directors since July 2000. Mr. Baker has served as president, chief executive officer and a member of the board of trustees of Altarum (formerly the Environmental Research Institute of Michigan) since November 1999. From 1969 to 1999, Mr. Baker served in various executive positions with General Motors Corporation, including vice president and general manager of the GM Distributed Energy Business Unit, vice president and general manager of GM Research and Development and program manager of GM Electric Vehicles. Following his retirement in February 1999, Mr. Baker served as vice chairman and chief operating officer of Energy Conversion Devices, Inc. Mr. Baker also serves on the Board of Directors of AeroVironment, Inc., the Center for Automotive Research and the National Coalition for Advanced Manufacturing (NACFAM); the Michigan Council for Labor & Economic Growth, the National Advisory Board of the University of Michigan College of Engineering and the Advisory Board of the Automotive Research Center of the University of Michigan.

ALEXANDER MACLACHLAN, PH.D. has served on the Company’s Board of Directors since May 2000. He was recently a member of the National Research Council’s Board on Radioactive Waste Management and co-author of “The Hydrogen Economy: Opportunities, Costs, Barriers and R&D Needs”. Prior to his retirement in March 1996, Dr. MacLachlan was the Deputy Under Secretary for R&D Management at the U.S. Department of Energy and held various other positions in the Department of Energy. Prior to his employment at the Department of Energy, Dr. MacLachlan was employed by DuPont for 36 years, where he was senior vice president for research and development and chief technical officer from 1986 to 1993, and a member of DuPont’s operating group from 1990 to 1993. He is currently President of the University of Delaware Research Foundation. Dr. MacLachlan is a graduate of Tufts University with a B.S. in Chemistry (1954) and the Massachusetts Institute of Technology with a Ph.D. in Physical Organic Chemistry (1957). He is a member of Phi Beta Kappa and was elected to the National Academy of Engineering in 1992.

PETER A. MCGUIGAN has served on the Company’s Board of Directors since March 2004. Mr. McGuigan has served as managing shareholder of McGuigan Tombs & Company, CPA since founding the firm in March 1990. Mr. McGuigan has served on various AICPA and NJSCPA sponsored tax and accounting committees since obtaining his CPA certification in May 1984. From 1982 through 1990, Mr. McGuigan held both audit and tax supervisory positions for both international and medium-sized public accounting firms.

ZOLTAN MERSZEI has served on the Company’s Board of Directors since May 2000. Mr. Merszei served as the President and CEO of The Dow Chemical Company and retired as its Chairman in March 1980. During his thirty-year career with Dow, he pioneered and helped build the Company’s worldwide business. After retiring from Dow, Mr. Merszei joined Occidental Petroleum Corporation as Vice Chairman of the Board and later held various executive positions including President of Occidental Chemical and President of Occidental Petroleum until 1988. He has served on the Board of Directors of companies in the U.S. and abroad, among them The Budd Corporation, British Telecom (US), Dole Food International, Thyssen Industrial Corporation (Germany), Flexivan Corporation and Burlington Industries. Mr. Merszei is also active on numerous philanthropy Boards, notably the Marron Foundation.

H. DAVID RAMM has served on the Company’s Board of Directors since June 2000 and as its CEO since March, 2004. Mr. Ramm is a principal of DKRW Energy, L.L.C., a Houston, Texas based energy project development firm that is active in wind energy, LNG regasification and pipeline development and coal-to-liquids technology. He was formerly the president, chief executive officer and a director of Integrated Electrical Services, the largest electrical contracting firm in the U.S. From 1997 to March 2000 he worked at Enron, first as managing director of Enron Renewable Energy and then as president of Enron Wind Corporation (which is now GE Wind Energy). Prior to his employment at Enron, Mr. Ramm worked for 14 years at United Technologies Corporation, where he held several senior management positions, including vice president, marketing and sales at Otis Elevator and chairman and chief executive officer of International Fuel Cells Corporation.

JAMES L. RAWLINGS has served on the Company’s Board of Directors since April 2000. Mr. Rawlings is currently a partner of G.C. Andersen Partners, LLC. Prior to joining a predecessor of G.C. Andersen Partners, LLC, he was a Managing Director, principal and member of the Board of Schooner Asset Management Co. LLC, where he was responsible for new product development and investment oversight. Before joining Schooner, he was a Managing Director of Robert Fleming & Co., based in New York, where he was responsible for the London-based firm’s investment banking activities throughout the Americas. Before joining Fleming in 1993, he was an Executive Director of Southern Equities Corporation, an Australian-based industrial holding company, with responsibility for the executive level management and reorganization of the group’s U.S. activities. He was with Drexel Burnham Lambert, Incorporated, from 1979 to 1988, where, as a Managing Director in the Corporate Finance Department, he was responsible for initiating and developing relationships with international companies in most parts of the world. Mr. Rawlings was with Bank of America from 1967 to 1979 where he was responsible for Bank of America’s U.S. merchant banking and project finance activities. Mr. Rawlings is also a director of City Brewing Company, LLC. He holds a B.S. in Economics from Indiana University and an MBA from the University of Michigan.

RICHARD L. SANDOR, PH.D. has served on the Company’s Board of Directors since April 2003. Dr. Sandor is currently chairman and chief executive officer of Chicago Climate Exchange, Inc., a self-regulatory exchange that administers a voluntary greenhouse gas reduction and trading program for North America. Prior to the establishment of the Chicago Climate Exchange, Dr. Sandor was a senior markets executive with several financial institutions including Kidder Peabody, Banque Indosuez and Drexel Burnham Lambert, Incorporated. For more than three years, he was Vice President and Chief Economist at the Chicago Board of Trade. From 1997 to 1998, Dr. Sandor served as Second Vice Chairman - Strategy for the Chicago Board of Trade. Dr. Sandor is currently a director of the Intercontinental Exchange, an electronic marketplace for commodity and derivative products. He is a director of American Electric Power, a Columbus-based public utility that provides electric power, telecommunication, energy efficiency and financial services. In addition, Dr. Sandor is a research professor at the Kellogg Graduate School of Management at Northwestern University and previously held faculty positions with the School of Business Administration at the University of California, Berkeley and Stanford University.

EXECUTIVE OFFICERS

ADAM P. BRIGGS has served as the Company’s President since April 2005 and, prior to that, as Senior Vice President from December 2004 until April 2005. Mr. Briggs has responsibility for the Company’s Sales, Marketing, Product Development, Research, Finance and Administration. From June 2004 to December 2004 he held the position of Vice President of Product Development of the Company. From August 2003 to June 2004 he served the Company as Vice President of Product Management. From December 2001 to August 2003 he held the position of Vice President of Business Development for Distributed Generation. From February 2001 to December 2001, Mr. Briggs served as the Company’s Vice President of Business Development and Portable Power. Mr. Briggs was employed at The Gillette Company and Duracell Inc., from 1984 to 2001, where he was most recently Vice President -- Strategic OEM (Original Equipment Manufacturer) Sales and Consulting Group in the Global Business Management Group. Prior positions include Director of Global Strategic Account Management; Program Director -- Alkaline; Director of OEM Sales and Marketing -- Asia; Leader, Design Win Management Team -- Far East and OEM Marketing Director -- Far East. Mr. Briggs received his B.A. in physics from Bowdoin College.

REX E. LUZADER has served as the Company’s Vice President of Government Relations since February 2004. He has an office in Washington, D.C. and is primarily responsible for interfacing directly with federal and state legislators and key members of the Department of Energy and Department of Defense to promote funding of the Company’s initiatives. From December 2001 through January 2004, he had responsibility for business development for Transportation and Hydrogen Fuel Infrastructure. Prior to joining the Company, Mr. Luzader was the Vice President of Original Equipment Sales and Engineering and Corporate Strategy for Exide Corporation from 1998 to 1999. Mr. Luzader held a number of Vice Presidential positions at Exide Corporation including sales to the original equipment transportation industry, product engineering, process and equipment engineering, research and development and quality assurance. Mr. Luzader has served on the SAE Fuel Cell Standards Committee since 2001 and participated in the DOE Hydrogen road mapping efforts. He served as co-organizer of the SAE TopTech titled Facets of Implementing a Hydrogen Economy held in February of 2004. He serves on the Kettering University Fuel Cell Advisory Board, the US Fuel Cell Council Government Affairs working group and the National Hydrogen Association Legislative Affairs Council. He received his B.S. in Mechanical Engineering from Kettering University.

JOHN D. GIOLLI, C.P.A. has served as the Company’s Chief Financial Officer and Corporate Secretary since April 2005 and, from March 2004 until April 2005, he served as the Company’s Vice President, Finance and Acting Chief Financial Officer. From January 2001 to March 2004, he held the position of Corporate Controller and Principal Accounting Officer. Prior to joining Millennium Cell, Mr. Giolli held financial management positions with public companies in the technology and retail sectors. Mr. Giolli began his career in public accounting with Price Waterhouse LLP. He received his B.S. in Accounting from the State University of New York College at Oswego and is a Certified Public Accountant.

GEORGE ZALEPA has served as the Company’s Vice President, Administration since June 2004. Prior to such date, Mr. Zalepa was a consultant to the Company and acted as the Company’s Director of Human Resources. In his current role, Mr. Zalepa leads the Human Resources, IT and Administration programs at the Company. He has over 15 years of industry experience in Human Resources and has particular expertise in Human Resource Information Systems. Prior to joining the Company, Mr. Zalepa was a Human Resource Manager at Air Products and Chemicals, Inc. He received his MBA in engineering management from Fairleigh Dickinson University and his B.A. in chemistry and biology from East Stroudsburg University.

JOHN V. BATTAGLINI has served as the Company’s Vice President of Sales, Marketing and Product Management since January 2005. Mr. Battaglini has over 17 years of international marketing and sales experience in small and large high technology firms. Prior to joining the Company, Mr. Battaglini was the Marketing Director for Clare (an IXYS company), a designer and manufacturer of high voltage integrated circuits and discrete products for the telecommunications, power, industrial, medical and consumer markets. While at Clare, he was the leader for a start-up product line that he guided from start-up phase to annual revenues of $10 million. He began his career with Lucent Technologies in the semiconductor division where he progressed through a number of positions of increasing responsibility from product engineering, program management to strategic marketing. He received his MBA from Villanova University, an MSEE from Clemson University and a BSEE from Drexel University.

THE BOARD AND ITS COMMITTEES

The Board held four meetings in 2005 in addition to acting by unanimous written consent one time. Each director, except Mr. Merszei and Dr. Sandor, attended 100% of all meetings of the Board and committees of the Board to which he was assigned. Mr. Merszei attended more than 75% of all meetings of the Board. Dr. Sandor attended more than 50% of all meetings of the Board. Members of the Company’s Board of Directors are invited but not required to attend the Annual Meeting of Stockholders. The 2005 Annual Meeting of Stockholders was attended by the following directors: Andersen, Baker, MacLachlan, McGuigan, Ramm, Rawlings and Wallace.

INDEPENDENT DIRECTORS

The Board has determined that the following individuals are independent directors within the meaning of the regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NASDAQ Stock Market: Messrs. Andersen, Baker, MacLachlan, McGuigan, Merszei, Rawlings, Sandor and Wallace. The independent directors will meet regularly in executive session and outside the presence of the Company’s management throughout the 2006 fiscal year in compliance with the listing standards of the NASDAQ Stock Market.

DIRECTOR NOMINATIONS

Due to the relatively small size of the Company, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. The Board has adopted a requirement that all director nominees be nominated by a majority vote of the independent directors prior to consideration by the full Board. All of the nominees recommended for election to the Board of Directors at the Annual Meeting are directors standing for re-election.

The Board of Directors believes that it is necessary that the majority of the Board of Directors must be comprised of independent directors as mandated by the listing standards of the NASDAQ Stock Market and that it is desirable to have at least one financial expert on the Board of Directors. When considering potential director candidates, the Board also considers the candidate’s character, judgment, age, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In 2005, the Company did not pay any fees to any third party to assist in identifying or evaluating potential director nominees.

The Board of Directors will consider director candidates recommended by the Company’s stockholders in a similar manner as those recommended by members of management or other directors. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating person’s ownership of Company stock should be sent to the attention of the Secretary of the Company. To date, the Company has not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns 5% or more of the Company’s voting stock.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors by contacting the Chief Executive Officer by phone at (732) 542-4000 or in writing at the Company’s headquarters. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company’s books, of the stockholder sending such communication and (iii) the number of shares of Company stock that are beneficially owned by such stockholder. The Secretary of the Company will relay the question or message to the specific director identified by the stockholder or, if no specific director is requested, to a director selected by the Secretary of the Company, unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary of the Company has the authority to discard the communication or to take appropriate legal action regarding such communication.

DIRECTOR COMPENSATION

Employee directors receive no additional compensation for serving as a director of the Company. Non-employee directors receive annual compensation for serving in such capacities as follows: Chairman of the Board - $40,000; all other Board members - $12,000. Each non-employee director that serves as a Chairman of any Committee of the Board receives an additional $3,000 annual compensation. In addition, each non-employee director receives $1,000 for each Board and Committee meeting attended by such director. In lieu of cash payments, non-employee directors were granted a combination of restricted stock and cash for all fees earned during fiscal year 2005.

BOARD COMMITTEES & MEETINGS

The Board has three standing committees -- an Executive Committee, an Audit Committee and a Compensation Committee.

Executive Committee

The Board has established an Executive Committee consisting of G. Chris Andersen, James L. Rawlings and H. David Ramm. The principal functions of the Executive Committee include exercising the powers of the Board during intervals between Board meetings and acting as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Executive Committee held four meetings in 2005.

Audit Committee

The Board has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 consisting of Kenneth R. Baker, Peter A. McGuigan and John R. Wallace, all of whom are independent directors within the meaning of the applicable SEC regulations and the listing standards of the NASDAQ Stock Market. Mr. Baker is the Chairman of the Audit Committee. The Board has determined that Peter A. McGuigan is qualified as an “audit committee financial expert” within the meaning of SEC regulations and that he has accounting and related financial management experience within the meaning of the listing standards of the NASDAQ Stock Market. The Audit Committee held seven meetings in 2005.

As disclosed above, Mr. Wallace has declined to stand for re-election and his term as a director and as a member of the Audit Committee will expire as of the Annual Meeting. Accordingly, the Board has determined to appoint James L. Rawlings to succeed Mr. Wallace as a member of the Audit Committee effective as of the Annual Meeting. The Board has determined that Mr. Rawlings satisfies the applicable SEC and NASDAQ Stock Market qualifications and requirements relating to audit committee membership.

The Audit Committee is responsible for reviewing and inquiring into matters affecting financial reporting, the system of internal accounting, financial controls and procedures and audit procedures and audit plans. In addition, the Audit Committee generally oversees the Company’s internal compliance program. In accordance with applicable law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment regarding accounting, internal accounting controls or audit matters, including the confidential, anonymous submission by Company employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. Furthermore, the Audit Committee approves the quarterly financial statements and also recommends to the Board of Directors, for approval, the annual financial statements, the annual report and certain other documents required by regulatory authorities. The Audit Committee is further responsible to pre-approve all audit and non-audit services performed by the Company’s independent auditors.

In response to the audit committee requirements adopted by the SEC and the NASDAQ Stock Market in 2003, the Board of Directors has adopted an Amended and Restated Audit Committee Charter that specifies the responsibilities of the Audit Committee. The Amended and Restated Audit Committee Charter is attached to the Definitive Proxy Statement filed by the Company with the SEC on March 18, 2004.

Audit Committee Report

During the fiscal year ended December 31, 2005, the Audit Committee reviewed and discussed the audited financial statements with management and the Company’s independent accountants, Ernst & Young LLP. The Audit Committee discussed with the independent accountants the matters required to be discussed by the Statement of Auditing Standards No. 61 “Communication with Audit Committees” and reviewed the results of the independent accountants’ examination of the financial statements.

The Audit Committee also reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board, Standard No. 1 “Independence Discussions with Audit Committees”, discussed with the accountants the accountants’ independence, including a review of audit and non-audit fees, and satisfied itself as to the accountants’ independence.

Based on the above reviews and discussions, the Audit Committee recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

Kenneth R. Baker, Chairman of the Audit Committee
John Wallace
Peter A. McGuigan

Compensation Committee

The Company’s Board of Directors has established a Compensation Committee consisting of Alexander MacLachlan, Zoltan Merszei and James L. Rawlings, all of whom are independent directors within the meaning of SEC regulations and the listing standards of the NASDAQ Stock Market. Mr. Rawlings is the Chairman of the Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for the Company’s executive officers and key employees, including salary, restricted stock and stock options. The Compensation Committee is also responsible for granting stock options, restricted stock and other awards to be made under the Company’s Amended and Restated 2000 Stock Option Plan. The Compensation Committee held three meetings in 2005.

Compensation Committee Report

The Board appointed the Compensation Committee in June 2000. Since that time, decisions on compensation of the Company’s executive officers have been made by the Compensation Committee. No member of the Compensation Committee is an employee of the Company and each member is “independent” within the meaning of SEC regulations and the listing standards of the NASDAQ Stock Market.

The Compensation Committee reviews and approves base salary, annual management incentive compensation and long-term incentive awards for all corporate officers and certain other key executives, with the objective of attracting and retaining individuals of the necessary quality and stature to operate the Company’s business. The Compensation Committee considers individual contributions, performance against strategic goals and direction, and industry-wide pay practices in determining the levels of base compensation for key executives. In addition, the Compensation Committee recommends recipients of the “Chairman’s Award,” which is a recognition program for leaders of projects, programs, initiatives and policies made to advance the success of the Company. The Chairman’s Award program, adopted by the Board in December 2005 upon the recommendation of the Compensation Committee, is not tied to a specific award cycle, but is expected to occur (if at all) on an annual basis upon significant events resulting from contributions that advance the success of the Company.

Long-term incentive awards are granted to corporate officers and certain other key employees under the Company’s Amended and Restated 2000 Stock Option Plan. The awards take the form of stock options or restricted stock that are tied directly to the market value of the Company’s Common Stock.

The Compensation Committee believes that the Amended and Restated 2000 Stock Option Plan aligns the interests of management with the stockholders and focuses the attention of management on the long-term success of the Company. A significant portion of the executives’ compensation is at risk, based on the financial performance of the Company and the value of the Company’s Common Stock in the marketplace.

In August 2005, the Compensation Committee approved an Employment Agreement and Restricted Stock Award Agreement with H. David Ramm, the Company’s Chief Executive Officer, and a related agreement between the Company and DKRW, a limited liability Company of which Mr. Ramm is a member. Under the Employment Agreement, Mr. Ramm agreed to serve as the Company’s Chief Executive Officer through December 31, 2005 in exchange for a restricted stock award of 50,000 shares of Common Stock, all of which vested on December 31, 2005. In addition, the Company agreed to pay DKRW $12,500 per month in exchange for DKRW’s waiver of certain provisions in its limited liability company agreement which otherwise would have restricted Mr. Ramm’s ability to serve as the Company’s Chief Executive Officer. See also “H. David Ramm and DKRW Agreements” on page 18.

Section 162(m) of the Internal Revenue Code limits to $1 million in a taxable year the deduction publicly held companies may claim for compensation paid to any executive officer, unless such compensation is performance-based and meets certain requirements. None of the Company’s executive officers’ compensation exceeds the limit set by Code Section 162(m).

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

James L. Rawlings,
Chairman of the Compensation Committee
Alexander MacLachlan
Zoltan Merszei

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee consists of Alexander MacLachlan, Zoltan Merszei, and James L. Rawlings. The Company formed this Committee in June 2000. During 1999, Mr. Rawlings served as the Company’s acting Chief Executive Officer.

CODE OF CONDUCT

The Company has adopted a Code of Conduct that applies to all officers, directors, employees and consultants. The Code of Conduct is intended to comply with SEC regulations and the listing standards of the NASDAQ Stock Market. The Company’s Code of Conduct is posted on its Internet website under the “Investor Relations” page. The Company’s Internet website address is www.millenniumcell.com.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for 2005 (the “named executive officers”) during the fiscal years ended December 31, 2003, 2004 and 2005 for services rendered in all capacities to the Company during those fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
						Securities
						Under-
					Restricted	lying
				Other Annual	Stock	Options/	LTIP	All Other
Name and	Fiscal	Salary	Bonus	Compensation	Award(s)	SARs	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)(8)

H. David Ramm (1)	2005	--	--		65,500	--	--	197,500(2)
Chief Executive Officer	2004	--	--		129,000	--	--	160,833 (2)
	2003	--	--	--	20,800 (3)	--	--	7,000 (3)

Adam P. Briggs,	2005	220,000	0		106,600(4)	--	--	12,600
President	2004	228,976	0	--	128,000 (5)	--	--	13,000
	2003	203,478	0	--	58,650 (6)	75,000	--	12,000

Rex E. Luzader,	2005	218,629	0		82,000(4)	--	--	83,067
Vice President -	2004	227,418	0	--	70,400 (5)	--	--	30,701
Government Relations	2003	232,327	0	--	52,572 (6)	50,000	--	12,000

John D. Giolli,	2005	165,000	0		98,400(4)		--	12,600
Chief Financial Officer and	2004	145,957	0	--	96,000(5)	50,000	--	9,365
Corporate Secretary	2003	110,158	0	--	24,395 (6)	14,500	--	6,610

John V. Battaglini(7)	2005	165,000	0		73,800(4)	50,000		67,596
Vice President Sales, Marketing
And Product Development

(1)	Mr. Ramm was appointed Chief Executive Officer on April 25, 2005.

(2)	This figure represents payments made to DKRW Energy L.L.C. in connection with Mr. Ramm’s services to the Company.

(3)	Issuance of shares of restricted stock and other compensation are related to Mr. Ramm’s service as a Director on the Board of Directors of the Company.

(4)
The Compensation Committee designated a pool of restricted stock to grant to employees in December 2005 and granted such restricted stock to specific employees in February 2006. The value set forth above is based on the closing price of the Common Stock on February 28, 2006, which was $1.64. The restricted stock vests in 20% tranches based on specific stock prices or after five years if the stock targets are not met. The restricted stock is entitled to dividends. However, the Company has never paid dividends on its Common Stock and does not expect to pay any dividends in the foreseeable future.

(5)
The Compensation Committee designated a pool of restricted stock to grant to employees in December 2004 and granted such restricted stock to specific employees in February 2005. The value set forth above is based on the closing price of the Common Stock on December 31, 2004, which was $1.28. The restricted stock vests in 20% tranches based on specific stock prices or after five years if the stock targets are not met. The restricted stock is entitled to dividends. However, the Company has never paid dividends on its Common Stock and does not expect to pay any dividends in the foreseeable future.

(6)
This figure represents the issuance of restricted stock pursuant to an exchange offer in August 2003 whereby eligible stock options were exchanged, at the option of the holder, for shares of restricted stock at an exchange rate based on the calculated market value of the stock options using a Black-Scholes model. The restricted stock vests in two tranches: 50% of such restricted stock vested on August 22, 2004 and the remaining 50% vested on August 22, 2005. The value set forth above is based on the closing price of the stock on the date of grant, August 20, 2003, which was $1.70. The restricted stock is entitled to dividends, however, the Company has never paid dividends on its Common Stock and does not expect to pay any dividends in the foreseeable future.

(7)	Mr. Battaglini was hired on January 3, 2005.

(8)
Amounts indicated are the Company contributions to the Company’s 401(k) plan and other executive benefits such as estate planning, tax preparation, and financial advisors.  Amounts indicated for Mssrs. Luzader and Battaglini also include reimbursed relocation expenses.

OPTION GRANTS IN 2005

The following table provides information with respect to stock options granted to the named executive officers during fiscal 2005.

					Potential Realizable
					Value At Assumed
					Annual Rates Of
					Stock Price Appreciation
	Individual Grants				For Option Term
Name	Number Of Shares Underlying Options/SARS Granted	% of Total Options Granted To Employees In Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%
John Battaglini	50,000	86%	$1.25	1/2/2015	$5,090	$8,105

FISCAL YEAR-END 2005 OPTION VALUES

The following table provides information with respect to the Company’s named executive officers concerning unexercised options held by them at the end of fiscal year 2005. There were no stock options exercised by any named executive officers during 2005.

Name of Executive Officer	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End; (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options at Fiscal Year End ($); Exercisable/ Unexercisable)
H. David Ramm	0	0	75,000/0	$0
Adam P. Briggs	0	0	75,000/75,000	$0
Rex E. Luzader	0	0	50,000/50,000	$0
John D. Giolli	0	0	31,148/47,823	$0
John V. Battaglini	0	0	0/50,000	$0

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	5,092,649	$2.94	3,407,351
Equity compensation plans not approved by security holders	0	0	0
TOTAL	5,092,649	$2.94	3,407,351

(1) This plan is the Company’s Amended and Restated 2000 Stock Option Plan and includes restricted stock awards. The restricted stock grants were not included in the calculation of the weighted average exercise price.

EMPLOYMENT AGREEMENTS & CHANGE-IN-CONTROL AGREEMENTS

H. David Ramm and DKRW Agreements

On August 12, 2005, the Company entered into an Employment Agreement and a Restricted Stock Grant Agreement with Mr. H. David Ramm and an Agreement with DKRW Energy L.L.C. (“DKRW”), a limited liability company of which Mr. Ramm is a member, in connection with Mr. Ramm’s serving as Chief Executive Officer of the Company.

Under the Employment Agreement, which replaced the prior Employment Agreement between the Company and Mr. Ramm dated July 14, 2004, the Company agreed to continue to employ Mr. Ramm as Chief Executive Officer subject to either party’s right to terminate the agreement at any time for any reason. Since December 31, 2005, the Employment Agreement has automatically renewed on a monthly basis and will continue to renew on a monthly basis until either party delivers 30 days’ prior written notice of non-renewal. As full consideration of his services under the Employment Agreement, the Company granted to Mr. Ramm 50,000 shares of restricted stock (all of which vested on December 31, 2005) in accordance with the Restricted Stock Agreement. The Employment Agreement contains customary non-solicitation, confidentiality and work-for-hire covenants.

As a member of DKRW, Mr. Ramm is restricted from acting as an employee of an energy-related business without the consent of DKRW’s board of managers. Under the agreement between the Company and DKRW, the Company agreed to pay to DKRW $12,500 per month for its waiver of this restriction to permit Mr. Ramm to continue to serve as the Company’s Chief Executive Officer. This agreement replaced a prior agreement between DKRW and the Company dated July 14, 2004.

Adam P. Briggs

Pursuant to a Change-In-Control Agreement dated January 1, 2003 between the Company and Mr. Briggs, if Mr. Briggs’ employment is terminated within two years following a change of control (i) by the Company without cause or (ii) by Mr. Briggs for good reason, Mr. Briggs will be entitled to receive 200% of the sum of his base salary at that time and the average of his annual bonuses paid in the three calendar years prior to the year in which termination occurs. In addition, Mr. Briggs is entitled to continuing coverage of life, disability, accident and health insurance which covers any senior executive of the Company generally for two years from the date of termination or until similar coverage is provided by a new employer, whichever occurs earlier.

Rex E. Luzader

On January 1, 2003, the Company entered into a Change-In-Control Agreement with Mr. Luzader, the Company’s Vice President of Government and Military Sales. In the event Mr. Luzader’s employment is terminated within two years following a change of control (i) by the Company without cause or (ii) by Mr. Luzader for good reason, he will be entitled to receive 200% of the sum of his base salary at that time and the average of his annual bonuses paid in the three calendar years prior to the year in which termination occurs. In addition, Mr. Luzader is entitled to continuing coverage of life, disability, accident and health insurance which covers any senior executive of the Company generally for two years from the date of termination or until similar coverage is provided by a new employer, whichever occurs earlier.

John D. Giolli

Pursuant to a Change-In-Control Agreement dated July 28, 2004 between the Company and Mr. Giolli, if Mr. Giolli’s employment is terminated within two years following a change of control (i) by the Company without cause or (ii) by Mr. Giolli for good reason, Mr. Giolli will be entitled to receive 200% of the sum of his base salary at that time and the average of his annual bonuses paid in the three calendar years prior to the year in which termination occurs. In addition, Mr. Giolli is entitled to continuing coverage of life, disability, accident and health insurance which covers any senior executive of the Company generally for two years from the date of termination or until similar coverage is provided by a new employer, whichever occurs earlier.

John V. Battaglini

On January 3, 2005, the Company entered into a Change-In-Control Agreement with Mr. Battaglini, the Company’s Vice President of Sales, Marketing and Product Management. In the event Mr. Battaglini’s employment is terminated within two years following a change of control (i) by the Company without cause or (ii) by Mr. Battaglini for good reason, he will be entitled to receive 200% of the sum of his base salary at that time and the average of his annual bonuses paid in the three calendar years prior to the year in which termination occurs. In addition, Mr. Battaglini is entitled to continuing coverage of life, disability, accident and health insurance which covers any senior executive of the Company generally for two years from the date of termination or until similar coverage is provided by a new employer, whichever occurs earlier.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Option Grant

On January 4, 2005 the Company granted John Battaglini, its Vice President of Sales, Marketing and Product Management, options to purchase 50,000 shares of Common Stock at an exercise price of $1.25 per share. The options vest in three equal annual installments commencing on January 4, 2006.

Joint Development Agreement with The Dow Chemical Company

On February 27, 2005 the Company entered in a Joint Development Agreement with The Dow Chemical Company (“Dow”), whereby the Company and Dow agreed to jointly develop portable energy solutions using certain processes developed by the Company to produce hydrogen gas for use by fuel cells. The Joint Development Agreement has a three year term, may be terminated by either party upon certain circumstances described in the Joint Development Agreement and may be terminated by Dow for any reason upon 30 days’ notice to the Company. Under the Joint Development Agreement, there is a series of five milestones and upon the successful completion of each milestone, Dow is entitled to the compensation set forth in a Stock Purchase Agreement between the Company and Dow dated February 27, 2005.

The Company achieved the first milestone on April 25, 2005 and, pursuant to the Stock Purchase Agreement, issued to Dow 155,724 shares of Series A Preferred Stock (subsequently exchanged for a like number of shares of Series A2 Preferred Stock in an exchange offer conducted by the Company). Upon the successful completion of the second through the fifth milestones, Dow has the right to purchase a number of shares of Series B Preferred Stock equal to the number of shares of Common Stock that could be purchased for $1,250,000 (based upon a purchase price equal to the volume weighted average price for the 30-trading day period prior to the date of issuance). In addition, if Dow purchases shares of Series B Preferred Stock, the Company will grant Dow warrants to purchase a number of shares of Common Stock that equals 25% of the number of shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock. If Dow purchases shares of Series B Preferred Stock in such instances, the Company will issue to Dow additional shares of Series A2 Preferred Stock on the terms set forth in the Stock Purchase Agreement.

In connection with the transactions described above, the Company and Dow also entered into an Investor Rights Agreement, a Registration Rights Agreement, a Standstill Agreement, a Cross Licensing and Intellectual Property Agreement and a Patent Assignment Agreement and License. All of the foregoing agreements are described in the Company’s Current Reports on Form 8-K filed with the SEC on each of February 28, 2005 and April 26, 2005 (second filing). The entire text of these agreements are attached as exhibits to such Current Reports on Form 8-K.

Securities Purchase Agreement

On April 20, 2005 the Company sold shares of Series C Preferred Stock and Warrants to each of Portside Growth and Opportunity Fund, Provident Premier Master Fund Ltd., Iroquois Master Fund, Ltd., Langley Partners, L.P., JGB Capital L.P., Smithfield Fiduciary LLC and Tailwind Fund, Ltd. pursuant to a Securities Purchase Agreement. The terms of this transaction are described under Proposal 3.

Voting Agreement

In order to induce the investors to purchase the Series C Preferred Stock, on April 25, 2005, certain officers and directors of the Company, in their respective capacities as stockholders, entered into a Voting Agreement with the Company whereby each such stockholder agreed to vote all of its respective shares in favor of Proposal 3 and Proposal 4 (See “Voting Agreement” on page 41).

Employment Agreement with H. David Ramm and Agreement with DKRW

On August 12, 2005, the Company entered into an Employment Agreement and a Restricted Stock Grant Agreement with Mr. H. David Ramm and an Agreement with DKRW in connection with Mr. Ramm’s serving as Chief Executive Officer of the Company.

Under the Employment Agreement, which replaced the prior Employment Agreement between the Company and Mr. Ramm dated July 14, 2004, the Company agreed to continue to employ Mr. Ramm as Chief Executive Officer subject to either party’s right to terminate the agreement at any time for any reason. Since December 31, 2005, the Employment Agreement has automatically renewed on a monthly basis and will continue to renew on a monthly basis until either party delivers 30 days’ prior written notice of non-renewal. As full consideration of his services under the Employment Agreement, the Company granted to Mr. Ramm 50,000 shares of restricted stock (all of which vested on December 31, 2005) in accordance with the Restricted Stock Agreement. The Employment Agreement contains customary non-solicitation, confidentiality and work-for-hire covenants.

As a member of DKRW, Mr. Ramm is restricted from acting as an employee of an energy-related business without the consent of DKRW’s board of managers. Under the agreement between the Company and DKRW, the Company agreed to pay to DKRW $12,500 per month for its waiver of the restriction to permit Mr. Ramm to continue to serve as the Company’s Chief Executive Officer. This agreement replaced a prior agreement between DKRW and the Company dated July 14, 2004.

Chairman’s Award

In December 2005, Zoltan Merzsei, a member of the Board, was awarded options to purchase 100,000 shares of Common Stock at an exercise price of $1.48 per share.  These options will vest ratably over three years.  The options were awarded by the Board of Directors upon recommendation of the Compensation Committee in recognition of Mr. Merzsei’s contributions towards the negotiation of the joint development arrangement with Dow (see “Joint Development Agreement with The Dow Chemical Company,” page 20). Mr. Merzsei is a former member of the Board of Directors of Dow and has a family member who is currently employed by Dow.

COMPARATIVE STOCK PRICES

The following chart sets forth comparative information regarding the Company’s cumulative stockholder return on the Common Stock since December 31, 2000. Total stockholder return is measured by dividing share price change for a period by the share price at the beginning of the measurement period. The Company’s cumulative stockholder return based on an investment of $100 at December 31, 2000, and its closing price of $1.31 on December 30, 2005 is compared to the cumulative total return of the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) and the industry index based on the Company’s SIC code, 3690 -- “Miscellaneous Electrical Machinery, Equipment and Supplies” during that same period assuming dividend reinvestment.

RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

(PROPOSAL 2)

Effective March 7, 2000, the Company engaged the accounting firm of Ernst & Young LLP as the Company’s principal independent accountants. The Board of Directors approved the recommendation of the Audit Committee for the appointment of Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2006. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection.

Ernst & Young LLP performed various audit and other services for the Company during fiscal year 2005. Such services included an audit of annual financial statements, interim reviews of quarterly financial statements, review and consultation connected with certain filings with the SEC, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

FEES PAID TO THE COMPANY’S AUDITORS

Set forth below is certain information concerning fees billed to the Company by Ernst & Young LLP in respect of services provided in fiscal years 2005 and 2004. The Audit Committee has determined that the provision of the provided services is compatible with maintaining the independence of Ernst & Young LLP.

	FY 2005	FY 2004
Audit Fees	$382,000	$288,000
Audit Related Fees	$1,500	$0
Tax Fees	$0	$0
All Other Fees	$8,000	$0

Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in the Company’s Form 10-K filing, the quarterly reviews of financial statements included in the Company’s Form 10-Q filings and registration statement consent procedures.

Audit Related Fees. The audit-related fees for fiscal 2005 were for fees related to a subscription to Ernst & Young’s online accounting and auditing research tool.

Other Fees. The other fees for fiscal 2005 were for services rendered to the Company by Ernst & Young LLP for an executive compensation study.

There were no tax fees for professional services rendered by Ernst & Young LLP for fiscal years 2005 or 2004, respectively.

PRE-APPROVAL POLICIES

The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors prior to the engagement of the independent auditors with respect to such services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION
AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2006.

SECURITY OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below lists the beneficial ownership of the Company’s Common Stock, Series A2 Preferred Stock and Series C2 Preferred Stock by (i) each director of the Company, (ii) each named executive officer, (iii) all of the Company’s directors and executive officers as a group, and (iv) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of any class of the Company’s voting securities.

The Common Stock, Series A2 Preferred Stock and Series C2 Preferred Stock are the only classes of the Company’s voting securities outstanding. Holders of Common Stock, Series A2 Preferred Stock (on an as-converted basis) and Series C2 Preferred Stock (on an as-converted basis) vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except that the Series A2 Preferred Stock and the Series C2 Preferred Stock are each entitled to vote as a separate class on matters that are required by applicable law or by the terms of the Series A2 Preferred Stock or Series C2 Preferred Stock to be submitted to a separate class vote. Pursuant to NASDAQ Marketplace Rule IM-4350-2, holders of shares of Series C2 Preferred Stock are not entitled to vote such shares on Proposal 3.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to such securities. Except as noted below, to the Company’s knowledge the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The beneficial ownership percentages are based on 47,550,936 shares of Common Stock outstanding, 155,724 shares of Series A2 Preferred Stock outstanding and 5,376 shares of Series C2 Preferred Stock outstanding, in each case as of March 7, 2006.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of Common Stock of that person, shares of Common Stock subject to options, warrants or conversion rights held by that person (including, without limitation, rights to convert shares of Series A2 Preferred Stock, shares of Series C2 Preferred Stock and the Company’s Convertible Debentures Due September 30, 2007) that are currently exercisable or will become exercisable within 60 days following March 7, 2006 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of Common Stock of any other person or entity.

					SERIES A2			SERIES C2
	COMMON STOCK				PREFERRED STOCK			PREFERRED STOCK
	NUMBER OF SHARES		PERCENT OWNED		NUMBER OF SHARES		PERCENT OWNED	NUMBER OF SHARES		PERCENT OWNED
DIRECTORS AND EXECUTIVE OFFICERS:
G. Chris Andersen	3,965,465	(1)	8.3%		—		—	—		—
Kenneth R. Baker	123,098	(2)	*		—		—	—		—
John V. Battaglini	98,000	(3)	*		—		—	—		—
Adam P. Briggs	306,038	(4)	*		—		—	—		—
John D. Giolli	203,012	(5)	*		—		—	—		—
Rex E. Luzader	231,012	(6)	*		—		—	—		—
Alexander MacLachlan	115,396	(2)	*		—		—	—		—
Peter A. McGuigan	100,622	(2)	*		—		—	—		—
Zoltan Merszei	115,233	(7)	*		—		—	—		—
H. David Ramm	268,403	(2)	*		—		—	—		—
James L. Rawlings	336,290	(8)	*		—		—	—		—
Richard L. Sandor	97,767	(2)	*		—		—	—		—
John R. Wallace	96,514	(2)	*		—		—	—		—
All directors and executive officers as a group (14 persons)	6,365,550	(9)	13.1%		—		—	—		—

FIVE PERCENT STOCKHOLDERS OF EACH OUTSTANDING CLASS:

The Dow Chemical Company	1,557,240	(10)	3.2%		155,724	(10)	100%	—		—
Portside Growth & Opportunity Fund	2,014,963	(11)	4.1%	(11)	—		—	2,035	(11)	37.9%
Iroquois Master Fund Ltd.	763,510	(12)	1.6%	(12)	—		—	1,035	(12)	19.3%
The Tail Wind Fund Ltd..	742,552	(13)	1.5%	(13)	—		—	1,000	(13)	18.6%
JGB Capital L.P..	592,852	(14)	1.2%	(14)	—		—	750	(14)	14.0%
Provident Premier Master Fund Ltd...	476,684	(15)	1.0%	(15)	—		—	556	(15)	10.3%

*Less than 1%

The address for all officers and directors is c/o Millennium Cell Inc., One Industrial Way West, Eatontown, New Jersey 07724.

(1)	Based on Form 4 filed on December 9, 2005.

(2)	Includes options to acquire 75,000 shares exercisable within 60 days.

(3)	Includes options to acquire 16,667 shares exercisable within 60 days. Does not include options to acquire 33,333 shares not exercisable within 60 days.

(4)	Includes options to acquire 125,000 shares exercisable within 60 days. Does not include options to acquire 25,000 shares not exercisable within 60 days.

(5)	Includes options to acquire 57,473 shares exercisable within 60 days. Does not include options to acquire 21,499 shares not exercisable within 60 days.

(6)	Includes options to acquire 83,334 shares exercisable within 60 days. Does not include options to acquire 16,666 shares not exercisable within 60 days.

(7)	Includes options to acquire 75,000 shares exercisable within 60 days. Does not include options to acquire 100,000 shares not exercisable within 60 days.

(8)	Based on Form 4 filed December 9, 2005.

(9)	Includes options to acquire 851,809 shares exercisable within 60 days. Does not include options to acquire 234,663 shares not exercisable within 60 days.

(10)
The Dow Chemical Company owns 155,724 shares of Series A2 Preferred Stock which entitle it to an aggregate of 1,557,240 votes on an as-converted basis. The address of The Dow Chemical Company is 2030 Dow Center, Midland, MI 48674.

(11)
Portside Growth & Opportunity Fund (“Portside”) owns (i) 2,035 shares of Series C2 Preferred Stock (convertible into approximately 1,218,563 shares of Common Stock as of the Record Date), (ii) immediately exercisable warrants to purchase 387,500 shares of Common Stock and (iii) $633,333 principal amount of the Company’s Convertible Debentures Due September 30, 2007 (convertible into 281,481 shares of Common Stock as of the Record Date). Under the terms of the Series C2 Preferred Stock, the warrants, and the Convertible Debentures, Portside may not convert its shares of Series C2 Preferred Stock, exercise its warrants or convert its Convertible Debentures to the extent any such conversion or exercise would cause Portside, together with its affiliates, to beneficially own shares of Common Stock that would exceed 4.99% (or, with respect to the Convertible Debentures, 9.999%) of the Company’s outstanding shares of Common Stock following such conversion or exercise. The address for Portside is c/o Ramius Capital Group, LLC, 666 Third Avenue, 26th Floor, New York, NY 10017. Ramius Capital Group, LLC (“Ramius”) is the investment adviser to Portside and consequently has voting control and investment discretion over securities held by Portside. Ramius disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., LLC, the sole managing member of Ramius. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares. The total number of shares of Common Stock attributed to Portside in the table above include (a) 1,218,563 shares of Common Stock underlying 2,035 shares of Series C2 Preferred Stock, (b) 387,500 shares of Common Stock underlying immediately exercisable warrants, (c) 281,481 shares of Common Stock underlying Convertible Debentures Due September 30, 2007 and (d) 127,419 shares of Common Stock owned by Ramius.

(12)
Iroquois Master Fund Ltd. (“Iroquois”) owns (i) 1,035 shares of Series C2 Preferred Stock (convertible into 619,760 shares of Common Stock as of the Record Date) and (ii) immediately exercisable warrants to purchase 143,750 shares of Common Stock. Under the terms and conditions of the Series C2 Preferred Stock and the warrants, Iroquois may not convert its shares of Series C2 Preferred Stock or exercise its warrants to the extent that such conversion or exercise would cause Iroquois, together with its affiliates, to beneficially own shares of Common Stock exceeding 4.99% of the Company’s outstanding Common Stock following such conversion or exercise. The address for Iroquois is 641 Lexington Avenue, 26th Floor, New York, NY 10022. Joshua Silverman has voting and investment control of the securities held by Iroquois. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois.

(13)
The Tail Wind Fund Ltd. (“Tail Wind”) owns (i) 1,000 shares of Series C2 Preferred Stock (convertible into 598,802 shares of Common Stock as of the Record Date) and (ii) immediately exercisable warrants to purchase 143,750 shares of Common Stock. Under the terms and conditions of the Series C2 Preferred Stock and the warrants, Tail Wind may not convert its shares of Series C2 Preferred Stock or exercise its warrants to the extent that such conversion or exercise would cause Tail Wind, together with its affiliates, to beneficially own shares of Common Stock exceeding 4.99% of the Company’s outstanding Common Stock following such conversion or exercise. The address for Tail Wind is c/o The Bank of Nova Scotia Trust Company (Bahamas) Limited, 404 East Bay Street, Nassau, Bahamas. Tail Wind Advisory & Management Ltd., a UK corporation authorized and regulated by the Financial Services Authority of Great Britain (“TWAM”) is the investment manager for Tail Wind. David Crook is the CEO and controlling shareholder of TWAM. Each of TWAM and David Crook expressly disclaims any equitable or beneficial ownership of, or pecuniary interest in the shares held by Tail Wind.

(14)
JGB Capital L.P. (“JGB”) owns (i) 750 shares of Series C2 Preferred Stock (convertible into 449,102 shares of Common Stock as of the Record Date) and (ii) immediately exercisable warrants to purchase 143,750 shares of Common Stock. Under the terms and conditions of the Series C2 Preferred Stock and the warrants, JGB may not convert its shares of Series C2 Preferred Stock or exercise its warrants to the extent that such conversion or exercise would cause JGB, together with its affiliates, to beneficially own shares of Common Stock exceeding 4.99% of the Company’s outstanding Common Stock following such conversion or exercise. The address for JGB is 660 Madison Avenue, 21st Floor, New York, NY 10021.

(15)
Provident Premier Master Fund Ltd. (“Provident”) owns (i) 556 shares of Series C2 Preferred Stock (convertible into 332,934 shares of Common Stock as of the Record Date) and (ii) immediately exercisable warrants to purchase 143,750 shares of Common Stock. Under the terms and conditions of the Series C2 Preferred Stock and the warrants, Provident may not convert its shares of Series C2 Preferred Stock or exercise its warrants to the extent that such conversion or exercise would cause Provident, together with its affiliates, to beneficially own shares of Common Stock exceeding 4.99% of the Company’s outstanding Common Stock following such conversion or exercise. The address for Provident is c/o Gemini Investment Strategies, LLC, 35 Waterview Blvd., Parsippany, NJ 07054. Gemini Investment Strategies, LLC (“Gemini”) is the investment adviser to Provident. The managing members of Gemini are Messrs. Steven W. Winters and Mr. Richard S. Yakomin. As such, Messrs. Winters and Yakomin may be deemed beneficial owners of the shares held by Provident. Messrs. Winters and Yakomin, however, disclaim beneficial ownership of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of initial ownership and reports of changes in ownership with the SEC and furnish the Company with copies of such reports. Based solely on a review of the copies of reports furnished to the Company by its executive officers, directors and persons who beneficially own more than 10% of the Company’s equity securities and written representations from the Company’s executive officers and directors, the Company believes that, during the preceding year, all filing requirements applicable to the Company’s executive officers, directors and 10% beneficial owners under Section 16(a) were satisfied.

APPROVAL OF THE COMPANY’S ABILITY TO ISSUE SECURITIES
IN ACCORDANCE WITH THE TERMS OF THE COMPANY’S
SERIES C PREFERRED STOCK AND RELATED WARRANTS

(Proposal 3)

Background

On April 25, 2005 (the “Series C Closing Date”), the Company consummated a $10,000,000 private placement (“Private Placement”) of the Series C Preferred Stock to certain institutional accredited investors (the “Buyers”). The terms of the Private Placement are set forth in the agreements described below (collectively referred to as the “Series C Transaction Documents”). Although a summary description of each Series C Transaction Document is set forth below, the terms of the Series C2 Preferred Stock are complex and stockholders who desire a more complete understanding of the Series C Transaction Documents are urged to review the entire text of such documents and agreements, each of which is attached as an exhibit to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 26, 2005 (first filing).

Exchange Offer

On June 30, 2005, the Company completed an exchange offer with the holders of its outstanding Series C Preferred Stock whereby each such holder’s shares of Series C Preferred Stock were exchanged for an equal number of shares of the Company’s Series C2 Preferred Stock. The terms of the Series C2 Preferred Stock are identical to the terms of the Series C Preferred Stock except that the number of votes to which each share of Series C2 Preferred Stock is entitled is no longer subject to change upon a conversion price adjustment unless such conversion price adjustment is the result of a stock dividend, stock split, reverse stock split, recapitalization or similar event. References in this Proxy Statement to shares of Series C Preferred Stock are references to shares that have since been exchanged for a like number of shares of Series C2 Preferred Stock and references in this Proxy Statement to the Certificate of Designations are references to the Certificate of Designations of the Series C2 Preferred Stock, as filed with the Secretary of State of Delaware on June 30, 2005. A description of the exchange offer of the Series C Preferred Stock (and Series A Preferred Stock) is included in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2005.

Securities Purchase Agreement

Pursuant to a Securities Purchase Agreement dated April 25, 2005 between the Company and the Buyers (the “Securities Purchase Agreement”), the Company issued to the Buyers, in consideration of the Company’s receipt of $10,000,000 in cash, an aggregate of 10,000 shares of Series C Preferred Stock and Warrants to purchase a number of shares of Common Stock equal to 25% of the number of shares of Common Stock into which the shares of Series C Preferred Stock were convertible on the Series C Closing Date. The Company has used and is using the net proceeds from the Private Placement for working capital and general corporate purposes.

Stockholder Approval

Under the Securities Purchase Agreement, the Company agreed, among other things, to solicit approval at the Company’s 2006 Annual Meeting from each of the Company’s stockholders entitled to vote at such meeting, of:

▪
the Company’s issuance, in each case in accordance with applicable law and the rules and regulations of the Principal Market, of (i) the Series C Preferred Stock, (ii) the Common Stock issuable as payment of dividends on the Series C Preferred Stock (the “Dividend Shares”), (iii) the Common Stock issuable upon conversion of the Series C Preferred Stock (the “Conversion Shares”), (iv) the Warrants, and (v) the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with (i) through (iv), the “Series C Securities”),

and

▪	an increase in the number of the Company’s authorized shares of Common Stock.

To the extent that the above matters are not approved by the Company’s stockholders, under the Certificate of Designations (described below), the Company is not required to issue any shares of Common Stock upon conversion of Series C2 Preferred Stock or upon the exercise of Warrants to the extent that such issuance would exceed 19.9% of the Company’s outstanding shares of Common Stock or voting power as of the date immediately preceding the Private Placement.

Rights of Holders to Participate in Future Offerings

Until April 25, 2007, the Company agreed that it would not sell, grant any purchase option, or effect any other disposition of its or its subsidiaries’ equity securities, except Excluded Securities (see below), without offering to each Buyer a right to purchase 30% of such offered equity securities on terms at least as favorable to the Company as those set forth in such offer notice.

Representations and Warranties of the Company

The Securities Purchase Agreement contains representations and warranties by the Company concerning, among other things, its equity capitalization, business and properties. These representations and warranties survive termination of the Securities Purchase Agreement and the Company agreed to indemnify the Buyers for, among other things, losses incurred as a result of breaches thereof. The Company’s indemnification obligations are not subject to any maximum dollar limitation.

Certificate of Designations
Dividends

Under the Certificate of Designations of the Series C2 Preferred Stock (the “Certificate of Designations”), each share of Series C2 Preferred Stock bears a cumulative dividend of 7% per annum, which increases to 12% per annum during a Triggering Event or Redemption Event (each as defined below). Dividends accrue daily from the Series C Closing Date and are payable quarterly. Provided that the Company is in compliance with the Equity Conditions (defined below), the Company may elect to pay such dividends in shares of Common Stock in lieu of cash.

For dividends paid in shares of Common Stock, the number of shares deliverable in satisfaction of the dividend payment is equal to the quotient obtained by dividing:

▪	the amount of such dividend payment,

by

▪
95% of the dollar volume weighted average price (the “Weighted-Average Price”) of the Common Stock on the NASDAQ Capital Market, or if the Common Stock is no longer listed on the NASDAQ Capital Market, then the New York Stock Exchange, American Stock Exchange or NASDAQ National Market (any such market on which the Common Stock is then listed, the “Principal Market”) on each of the five consecutive trading days immediately preceding (but not including) the relevant dividend date.

Liquidation Preference

In the event of (i) the liquidation, dissolution or winding up of the Company or its significant subsidiaries in a single transaction or series of related transactions, or (ii) a change of control of the Company, each holder of outstanding Series C2 Preferred Stock is entitled to receive, after all amounts payable to the holders of the Series A2 Preferred Stock and the Series B Preferred Stock have been paid, and before any amounts payable to the holders of any capital stock of the Company that is junior to the Series C2 Preferred Stock, an amount per share equal to (x) the original purchase price plus 120% of accrued but unpaid dividends (in a liquidation), or 120% of the original purchase price plus accrued but unpaid dividends (upon a change of control).

Upon a liquidation or change of control as described above, (i) holders of shares of Series A2 Preferred Stock are entitled to a liquidation preference per share equal to the volume weighted average trading price of the Common Stock at the time of issuance of such share of Series A2 Preferred Stock and (ii) holders of shares of Series B Preferred Stock (none of which are currently outstanding) are entitled to a liquidation preference per share equal to the volume weighted average trading price of the Common Stock at the time of issuance of such share of Series B Preferred Stock plus accrued and unpaid dividends at the rate of 6% per annum.

Conversion Rights

Conversion Price and Conversion Rate

Each holder of Series C2 Preferred Stock may convert such shares into shares of Common Stock at a conversion rate (“Conversion Rate”) equal to the quotient of (i) the original purchase price for such share (i.e., $1,000), divided by, (ii) a conversion price (“Conversion Price”) which is the lesser of (x) $2.00 (subject to adjustment as provided in the Certificate of Designations, the “Standard Conversion Price”) and (y) the Interim Conversion Price.

The Interim Conversion Price is the average of the volume weighted average price of the Common Stock for each of the 10 consecutive trading days ending on the trading day immediately preceding the date of the applicable conversion notice. The use of the Interim Conversion Price in a conversion of Series C2 Preferred Stock may not be used:

▪	in any conversion of more than 15% of the shares purchased by the converting holder on the Series C Closing Date during any 20 consecutive trading day period;

▪	in any conversion of more than 30% of the shares purchased by the converting holder on the Series C Closing Date during any calendar quarter;

▪	in any conversion of more than 35% of the shares purchased by the converting holder on the Series C Closing Date at an average Interim Conversion Price of less than $1.25; or

▪
during a period (a “Suspension Period”) commencing 15 trading days after delivery of a notice from the Company (a “Suspension Notice”) to all holders of Series C2 Preferred Stock, setting forth that such holders shall be unable to elect to use the Interim Conversion Price until the Company notifies all such holders in writing that they may once again elect the Interim Conversion Price, provided that no Suspension Period may (i) exceed 25 consecutive trading days, (ii) commence within 75 trading days after the Company’s delivery of a Suspension Notice for a previous Suspension Period or (iii) commence within 10 trading days following the end of any period during which any holder is subject to the 30% restriction referenced above, and provided further that the Company may not deliver more than two Suspension Notices.

Notwithstanding the foregoing restrictions, (i) each holder may convert its pro rata portion (based on the number of shares purchased on the Series C Closing Date) of 2,000 shares of Series C2 Preferred Stock and (ii) during an uncured Triggering Event (as defined below), each holder has the right to convert all or a portion of its shares of Series C2 Preferred Stock.

As of the Record Date, the Interim Conversion Price of the Series C2 Preferred Stock was $1.67 and the Conversion Rate of the Series C2 Preferred Stock was 598.8, each calculated in accordance with the terms of the Certificate of Designations as described above. On March 7, 2006, the closing price for the Common Stock, as reported by NASDAQ, was $1.57.

A “Triggering Event” means any of the following events:

▪
a lapse of 10 consecutive trading days in the effectiveness of the registration statement that the Company was required to file and is required to maintain pursuant to the Registration Right Agreement described below (the “Registration Statement”);

▪
the suspension from trading or the failure of the Common Stock to be listed on a Principal Market for a period of 10 consecutive trading days or for more than an aggregate of 15 trading days during any 365 day period; or

▪
any material breach by the Company of any representation, warranty, covenant or other term or condition of any Series C Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least five business days.

The Conversion Price is subject to adjustment in the event of any stock dividend, stock split, merger, consolidation, business combination or other similar event. In addition, a “weighted-average” anti-dilution adjustment will be made to the Standard Conversion Price if the Company sells shares of Common Stock (or securities convertible into or exercisable for shares of Common Stock) for a price per share that is less than the Standard Conversion Price in effect immediately prior to such time, excluding the following (collectively, the “Excluded Securities”):

▪	Common Stock issued in connection with any employee benefit plan which has been approved by the Company’s Board of Directors;

▪	Common Stock issued upon conversion of Series A2 Preferred Stock, Series B Preferred Stock or upon the exercise of warrants issued contemporaneously with any shares of Series B Preferred Stock;

▪	Common Stock issued upon conversion of the Series C2 Preferred Stock or upon exercise of the Warrants;

▪	Common Stock issued as dividends on the Series C2 Preferred Stock in accordance with the Certificate of Designations;

▪
Common Stock issued upon exercise of any rights, warrants or options to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock outstanding as of the date immediately preceding the Securities Purchase Agreement, provided that any such issuance is made in accordance with the terms of such rights, warrants or options;

▪	Common Stock sold for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination the primary purpose of which is not to raise equity capital;

▪
Common Stock issued in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to the terms of the Series C2 Preferred Stock;

▪	Common Stock issued as consideration to any person or entity for providing services or supplying goods to the Company;

▪
Common Stock issued to any entity which is or will be, itself or through its subsidiaries or affiliates, an operating company in a business related to or in a combination with the business of the Company and in which the Company receives material benefits in addition to the investment of funds;

▪	Common Stock issued pursuant to any equipment leasing arrangement;

▪
Common Stock issued to pay all or a portion of any investment banking, finders or similar fee or commission, in each case at a price not less than the market price of the Common Stock on the date of such issuance and which is not subject to any adjustments other than on account of stock splits and reverse stock splits; and

▪	any issuance of Common Stock that is excluded by the advance mutual written agreement of the Company and holders of at least a majority of the outstanding Series C2 Preferred Stock.

Company’s Right to Cause Conversion or Redemption

From and after the 18 month anniversary of the Series C Closing Date, the Company may elect, upon 15 trading days’ prior written notice (each, an “Installment Notice”) to each holder of Series C2 Preferred Stock, to convert or redeem 500 shares of Series C2 Preferred Stock on a pro rata basis from the holders of the Series C2 Preferred Stock (based upon the number of shares then held by each such holder compared to the total number of shares then outstanding); provided that each Installment Notice is required to be at least 25 trading days prior to the date of any previous Installment Notice.

If the Company elects to redeem shares of Series C2 Preferred Stock in an Installment Notice, the redemption price per share will be an amount in cash equal to the original purchase price paid by such holder on the Series C Closing Date ($1,000). If the Company elects to convert shares of Series C2 Preferred Stock in an Installment Notice, such shares will be converted into Common Stock at a conversion rate based on a price computed as 95% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the 10 consecutive trading days immediately preceding the applicable conversion date.

If at any time the Weighted Average Price of the Common Stock exceeds 200% of the Standard Conversion Price for 20 consecutive trading days prior to the date of determination, the Company has the right on such date to require (upon written notice to the Buyers) that some or all of the outstanding Series C2 Preferred Stock be converted into shares of Common Stock at the then applicable Conversion Rate; provided, that, the Company may not deliver notice of any such election within 30 trading days of any pervious notice of election.

If, during the period commencing on August 27, 2005 and ending on the earlier of August 27, 2006 and such time as a Buyer or its transferees holds less than 75% of the number of shares of Series C Preferred Stock sold to such Buyer on the Series C Closing Date (the “Interim Conversion Election Date”):

▪
the closing sale price of the Common Stock immediately preceding delivery by the Company of the applicable conversion election notice (the “Company Interim Conversion Election Notice”) is at least 120% of the then applicable Conversion Price,

and

▪
the number of shares of Common Stock traded on the trading day immediately preceding delivery of the applicable Company Interim Conversion Election Notice is at least eight times the aggregate number of shares set forth in such notice, then, the Company may require that a number of shares of Series C2 Preferred Stock up to 10% of the number of shares issued to each Buyer on the Series C Closing Date be converted into shares of Common Stock at the applicable Conversion Rate, subject to certain conditions and limitations relating to frequency and timing. The Company may lower the Conversion Price in a Company Interim Conversion Election Notice in order to effect the conversion option described above.

If, from and after the Interim Conversion Election Date:

▪
the closing sale price of the Common Stock immediately preceding delivery by the Company of the applicable Company Interim Conversion Election Notice is at least (i) 114% of the applicable Conversion Price (if the applicable Conversion Price is $1.25 or less), or (ii) 108% of the applicable Conversion Price (if the applicable Conversion Price is greater than $1.25),

and

▪
the number of shares of Common Stock traded on the trading day immediately preceding delivery of the applicable Company Interim Conversion Election Notice is at least five times the aggregate number of shares set forth in such notice, then, the Company may require that a number of shares of Series C2 Preferred Stock up to 10% of the number of shares issued to each Buyer on the Series C Closing Date be converted into shares of Common Stock at the applicable Conversion Rate, subject to certain conditions and limitations regarding frequency and timing. The Company may lower the Conversion Price in a Company Interim Conversion Election Notice in order to effect the conversion option described above.

Any right of the Company to require the conversion or redemption of shares of the Series C2 Preferred Stock is subject to the satisfaction or waiver in writing by the applicable holder against whom the Company seeks to exercise such right, of the Equity Conditions from the date of the relevant notice until the date of conversion or redemption.

The “Equity Conditions” are that:

▪
on each day during the period beginning 20 trading days prior to the applicable date of determination and ending on the applicable date of determination (such period, the “Equity Conditions Measuring Period”) either

▪
the Registration Statement is effective and available for resale of all of the Registrable Securities (as defined below) in accordance with the Registration Rights Agreement and there have been no grace periods with respect thereto, or

	▪	all of the Conversion Shares and Warrant Shares are eligible for resale without restriction and without the need for registration or qualification under applicable securities laws;

▪
on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on a Principal Market, is not suspended or delisted from trading and there is no pending or threatened suspension or delisting;

▪
on each day during the Equity Conditions Measurement Period, the Company has timely delivered, as applicable, any Conversion Shares and any Warrant Shares in accordance with the Securities Purchase Agreement and the Certificate of Designations;

▪
any applicable shares of Common Stock to be issued in connection with an event requiring determination of the satisfaction of these Equity Conditions can be issued in full without violating the 4.99% maximum ownership limit set forth in the Certificate of Designations (see below) and any applicable rules and regulations of the Principal Market;

▪
the Company’s stockholders have approved (i) the issuance of the Series C Securities in accordance with the Series C Transaction Documents and (ii) the increase in the number of the Company’s authorized shares of Common Stock in accordance with the Securities Purchase Agreement;

▪
during the Equity Conditions Measurement Period, there has not been (i) a public announcement of a pending, proposed, or intended change of control of the Company which has not been abandoned, terminated or consummated or (ii) a Triggering Event or Redemption Event (as defined below);

▪
the Company has no knowledge of any fact not caused by the failure of the holders of Series C2 Preferred Stock that would cause (i) the Registration Statement not to be effective and available for the resale of the Registrable Securities or (ii) any Conversion Shares or Warrant Shares not to be eligible for resale without restriction under Rule 144(k) under the Securities Act and any applicable state securities laws; and

▪	the Company is in material compliance with and has not materially breached any provision, covenant, representation or warranty of any Series C Transaction Document.

Redemption Rights

If any of the following events occur (each, a “Redemption Event”):

▪
a holder of Series C2 Preferred Stock’s pro rata portion of the Common Stock reserved for issuance upon conversion of the Series C2 Preferred Stock is less than the number of shares of Common Stock that such holder would be entitled to receive upon a conversion of all of such holder’s shares of Series C2 Preferred Stock, and such deficiency continues for more than 10 business days;

▪
the number of shares of Common Stock registered under the Registration Statement for any holder of Series C2 Preferred Stock is less than the number that such holder would be entitled to receive upon a conversion of all of such holder’s shares of Series C2 Preferred Stock; or

▪
the Company fails or is unable to issue any shares of Common Stock within 10 business days of any conversion or attempted conversion by a holder of shares of Series C2 Preferred Stock in accordance with the notice provisions of the Certificate of Designations, then each holder of Series C2 Preferred Stock shall have the right, at such holder’s option, to require the Company to redeem a number of such holder’s shares of Series C2 Preferred Stock equal to:

▪
with respect to a Redemption Event related to a deficiency in the number of shares of Common Stock reserved or registered, the number of shares of Common Stock underlying the shares of Series C2 Preferred Stock that are not authorized or registered, as applicable, and

▪
with respect to a Redemption Event related to a failure to deliver shares of Common Stock, the number of shares of Common Stock underlying the shares of Series C2 Preferred Stock that the Company fails or is unable to issue upon such conversion or attempted conversion.

The redemption price per share of Series C2 Preferred Stock as a result of any such Redemption Event (the “Redemption Price”) is equal to the greater of (i) 120% of the original purchase price of such shares on the Series C Closing Date and (ii) the product of (x) the Conversion Rate then in effect in effect times (ii) the closing sale price of the Common Stock on the trading day immediately preceding such Redemption Event.

In addition, if any shares of Series C2 Preferred Stock remain outstanding on April 25, 2008, the Company is required to redeem each such share for an amount in cash equal to the original purchase price therefor plus any accrued but unpaid dividends in respect of each such share.

If the Company fails to comply with its conversion and redemption obligations under the Certificate of Designations, the holders of Series C2 Preferred Stock seeking conversion or redemption are entitled to cash damages and the right to void the relevant conversion or redemption, as the case may be, and to have the Standard Conversion Price adjusted with respect to the shares of Series C2 Preferred that were the subject of the attempted conversion or redemption.

Voting Rights

Holders of the Series C2 Preferred Stock have the right to vote together with holders of the Common Stock as a single class on an “as-converted” basis, except that for as long as at least 25% of the shares of Series C2 Preferred Stock issued to the Buyers on the Series C Closing Date is outstanding, the Company is prohibited from taking certain actions that have an adverse effect on the Series C2 Preferred Stock, without the consent of holders of a majority of the outstanding Series C2 Preferred Stock. The number of votes per share of Series C2 Preferred Stock is not subject to change upon a conversion price adjustment, unless such adjustment is the result of a stock dividend, stock split, reverse stock split, recapitalization or similar event.

Limitation on Beneficial Ownership

The Certificate of Designations provides that the Company shall not effect and shall have no obligation to effect any conversion of shares of Series C2 Preferred Stock, and no holder shall have the right to convert shares of Series C2 Preferred Stock, to the extent that, after giving effect to such conversion, the beneficial owner of such shares (together with such holder’s affiliates) would have acquired, through conversion of shares of Series C2 Preferred Stock or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. In addition, the Certificate of Designations provides that the Company shall not give effect to any voting rights of the Series C2 Preferred Stock, and any holder shall not have the right to exercise voting rights which would result in such holder (together with its affiliates) being deemed to beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, assuming the exercise of such voting rights as the equivalent of a conversion.

Restrictive Covenants

The Certificate of Designations provides that prior to April 25, 2007, the Company may not, without the consent of holders of a majority of the outstanding Series C2 Preferred Stock, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (as defined in the Certificate of Designations) other than:

▪	Indebtedness existing on the date of the Securities Purchase Agreement,

and

▪	certain Indebtedness that may in the future be owed to Dow in connection with the joint development program between the Company and Dow.

In addition, the Certificate of Designations also provides that from and after April 25, 2007 and for so long as the Series C2 Preferred Stock is outstanding, the Company may not, without the consent of holders of a majority of the outstanding Series C2 Preferred Stock, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash, all or any portion of any principal amount of any Indebtedness incurred after April 25, 2007, other than payments in respect of certain Indebtedness that may in the future be owed to Dow under the joint development program.

Description of the Warrants

On the Series C Closing Date, the Company issued to each Buyer a three-year Warrant to purchase a number of shares of Common Stock equal to 25% of the Common Stock into which the shares of Series C Preferred Stock purchased by the Buyer was convertible on the Series C Closing Date. The exercise price of each Warrant is $2.00 per share, is subject to the same anti-dilution protection as the shares of Series C2 Preferred Stock and, except as set forth below, is payable in cash. Each Warrant is subject to the same 4.99% maximum ownership limitation as the Series C2 Preferred Stock (see “Limitation on Beneficial Ownership”).

If a Registration Statement covering Warrant Shares is not then in effect, the holder of the applicable Warrant may, in its discretion, exercise such Warrant in whole or in part through a cashless exercise in which the holder will be issued a net number of Warrant Shares based on the relationship of the exercise price to the market price of the Common Stock at the time of exercise.

The Warrants were subject to a six-month holding period from the Series C Closing Date. The Warrant Shares are Registrable Securities under the Registration Rights Agreement.

Voting Agreement

In order to induce the Buyers to enter into the Securities Purchase Agreement, each of H. David Ramm, the Company’s Chief Executive Officer, Adam P. Briggs, the Company’s President, John D. Giolli, the Company’s Chief Financial Officer and Corporate Secretary, G. Chris Andersen, the Company’s Chairman, John V. Battaglini, the Company’s Vice President of Sales, Marketing and Product Management, Rex E. Luzader, the Company’s Vice President of Government Relations and George C. Zalepa, the Company’s Vice President of Administration, in each case in their respective capacities as stockholders of the Company, agreed to vote all of their shares at any special or annual meeting of the stockholders of the Company in favor of:

▪
the Company’s issuance of all of the shares of Common Stock issued and issuable upon conversion of the shares of Series C Preferred Stock and upon exercise of the Warrants and as otherwise described in the Series C Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market;

and

▪	an increase in the number of the Company’s authorized shares of Common Stock,

As of the Record Date, the Company stockholders who are parties to the Voting Agreement beneficially owned Common Stock representing approximately 9.5% of the Company’s outstanding voting power with respect to Proposal 3 and approximately 8.7% of the Company’s outstanding voting power with respect to Proposal 4 (including shares of Series A2 Preferred Stock and Series C2 Preferred Stock on an as-converted basis).

Registration Rights Agreement

The Series C2 Preferred Stock and the Warrants were privately sold in reliance upon the exemption from registration provided for in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. On April 20, 2005, the Company and the Buyers entered into a Registration Rights Agreement whereby the Company agreed to register under the Securities Act the resale by the Buyers of:

▪	the Conversion Shares;

▪	the Warrant Shares;

▪	the Dividend Shares; and

▪
any shares of Common Stock issued or issuable with respect to any of the foregoing following a stock split, stock dividend, recapitalization, exchange or similar event (collectively, the “Registrable Securities”).

On July 27, 2005, the Company registered 12,623,616 shares of Common Stock on a Form S-3 Registration Statement to satisfy its obligations under the Registration Rights Agreement. The Registration Rights Agreement provides that if sales of Registrable Securities included in the Registration Statement cannot be made for more than five business days (except during an allowable grace period permitted under the Registration Rights Agreement), the Company is required to pay to each holder of Registrable Securities an amount in cash equal to 1.0% of the aggregate purchase price of such holder’s Registrable Securities for each 30-day period until such failure is cured, except if such failure is the result of such holder to provide the Company with information reasonably requested by the Company and necessary to complete, amend or supplement the Registration Statement or the result of the Buyers’ legal counsel’s failure to timely provide comments or objections to the Registration Statement.

The Registration Rights Agreement provides that all reasonable expenses, other than underwriting discounts and commissions and as set forth below, incurred in connection with the registrations, filings or qualifications of the Registrable Securities pursuant to the Registration Rights Agreement shall be paid by the Company. The Company agreed to reimburse the holders of Registrable Securities for the fees and disbursements of legal counsel in connection with the registrations, filings or qualifications pursuant to the Registration Rights Agreement which amount is limited to $10,000 in the aggregate.

Under the Registration Rights Agreement, the Company agreed to indemnify each Buyer from and against any liabilities arising out of material misstatements or omissions set forth in the Registration Statement or any prospectus included therein, subject to customary exceptions.

Impact on Existing Stockholders

Assuming approval by the Company’s stockholders of Proposal No. 3 at the Annual Meeting, the aggregate number of shares of Common Stock underlying the outstanding Series C2 Preferred Stock (including the Dividend Shares priced at $1.57 and assuming conversions at the Interim Conversion Price of $1.67, in each case calculated as of the Record Date) and underlying the Warrants will be 5,027,599, representing approximately 10.6% of the Company’s outstanding shares of Common Stock on the Record date.

Accordingly, if the Company issues all of the shares of Common Stock (i) issuable as dividends on the Series C2 Preferred Stock, (ii) issuable upon conversion of all outstanding shares of Series C2 Preferred Stock, and (iii) issuable upon exercise of the Warrants, there will be a significant dilutive effect on the ownership interests and voting rights of the Company’s existing stockholders. In addition, the liquidation preference payable to the holders of the Series C2 Preferred Stock upon a change of control of the Company (120% of the original purchase price plus accrued and unpaid dividends) could discourage a potential acquirer from proceeding with an acquisition of the Company that might otherwise be favored by the Company’s stockholders.

If the Company sells additional shares of Common Stock in the future and such shares are not Excluded Securities (as defined above), the Standard Conversion Price of the Series C2 Preferred Stock may be reduced pursuant to the weighted-average antidilution provisions set forth in the Certificate of Designations. Although such an adjustment would not increase the voting power of the Series C2 Preferred Stock prior to conversion, such an adjustment would entitle the holders of the Series C2 Preferred Stock to receive additional shares of Common Stock upon conversion which would further dilute the ownership interests and voting rights of the Company’s existing stockholders.

Reasons for Seeking Stockholder Approval

Under the Securities Purchase Agreement, the Company agreed to obtain stockholder approval of the issuance of the Series C Securities in accordance with applicable laws and the rules and regulations of the Principal Market. Under the Series C Transaction Documents, the issuance of the Series C Securities could result in the Company issuing a number of securities that is equal to, or in excess of 20% or more of the outstanding shares of the Company’s outstanding Common Stock or voting power as of the date immediately preceding the Private Placement. Section 4350(i)(D) of the Marketplace Rules of the NASD generally requires that the Company’s stockholders consent to any nonpublic sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) at a price less than the greater of book or market value of such securities (on an as-converted basis) which equals 20% or more of the Common Stock or voting power of the Company outstanding before such transaction. As of the date immediately preceding the Private Placement and as of the date hereof, the number of shares of Common Stock issuable under the Series C Transaction Documents is indeterminable. Depending on (i) whether the Company pays dividends on the Series C2 Preferred Stock in shares of Common Stock, (ii) the number of holders of Series C2 Preferred Stock who elect to convert such shares into Common Stock, (iii) the amount of the Conversion Price as of the date of any conversion of Series C2 Preferred Stock (i.e., the amount, if any, by which the volume weighted average price of the Common Stock is less than the Standard Conversion Price), (iv) the extent of any downward adjustment to the Standard Conversion Price, (v) the number of Warrants that are exercised, and (vi) any downward adjustment to the exercise price of the Warrants, the Company might issue an aggregate number of shares of Common Stock under the Series C Transaction Documents that is equal to 20% or more of the Common Stock or voting power of the Company as of the date immediately preceding the Private Placement. Accordingly, the Company is seeking stockholder approval of Proposal 3 to comply with the Securities Purchase Agreement and NASDAQ Marketplace Rule 4350(i)(D).

The vote by the stockholders in favor of this Proposal 3 will allow the Company to issue any shares to the holders of the Series C2 Preferred Stock and the Warrants pursuant to the Securities Purchase Agreement and the other Series C Transaction Documents even to the extent that such issuance is equal to 20% or more of the outstanding voting stock of the Company as of the date immediately preceding the Private Placement. Pursuant to IM-4350-2 of the NASDAQ Marketplace Rules, holders of shares of Series C2 Preferred Stock may not vote such shares on Proposal 3.

Effects if Proposal 3 is Not Approved

If, despite the Company’s best efforts to solicit such approvals, the Company’s stockholders do not approve Proposal 3 at the Annual Meeting, the Securities Purchase Agreement provides that the Company shall either (i) cause an additional stockholder meeting to be held every six (6) months after the Annual Meeting until such approvals are obtained or (ii) cause one additional stockholders meeting to be held within six (6) months after the Annual Meeting and if such approval is not obtained, each Buyer has the right to require the Company to redeem any of such Buyer’s shares of Series C2 Preferred Stock at a price equal to the Redemption Price.

Recommendation of the Board of Directors on Proposal 3

The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to approve the issuance of the Series C Securities, even if such issuance, on an as-converted, as-exercised basis, is equal to 20% or more of the outstanding voting stock of the Company as of the date immediately preceding the Private Placement. The Board of Directors of the Company believes that approval of this Proposal 3 is in the best interests of the Company and its stockholders as the Private Placement has provided the Company with equity financing and working capital needed to fund the Company’s product development and commercialization plans.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF THE COMPANY’S ABILITY TO ISSUE SECURITIES
IN ACCORDANCE WITH THE TERMS OF THE COMPANY’S
SERIES C PREFERRED STOCK AND RELATED WARRANTS

APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S
CERTIFICATE OF INCORPORATION INCREASING
THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S
COMMON STOCK FROM 70,000,000 TO 120,000,000

(Proposal 4)

Background

The Board of Directors has determined that it is advisable and in the best interests of the Company and its stockholders that Article 4 of the Company’s Certificate of Incorporation be amended to increase the number of authorized shares of the Company’s Common Stock from 70,000,000 to 120,000,000 shares. Accordingly, the Board of Directors has unanimously approved the amendment, has directed that such amendment be submitted to the Company’s stockholders for approval at the Annual Meeting and recommends that such amendment be approved and adopted by the Company’s stockholders. If Proposal 4 is approved by the Company’s stockholders, it will become effective upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.

Reasons for the Proposed Increase

In addition to reserving shares for potential conversions and exercises of the Company’s outstanding convertible securities and warrants, the additional authorized shares of Common Stock would be available for any corporate purpose, including, without limitation, financings, acquisitions, strategic business partnerships, joint ventures, stock splits, stock dividends, management incentive plans and employment benefit plans, in each case as the Board of Directors may deem advisable, without the necessity of further stockholder action except as may be required by law, the SEC’s rules and regulations, or the NASDAQ Marketplace Rules. While the Company has no immediate plans to effect any specific transaction of the type specified above, its ability to do so could be constrained by the limited number of authorized shares of Common Stock currently available. Without the proposed increase, there would be additional costs and delays as a result of obtaining stockholder approval to authorize necessary shares, which could impact the Company’s ability to effect acquisitions or financings that are predicated upon immediate access to capital markets.

Outstanding Capitalization and Commitments

As of the Record Date, there were (i) 47,550,936 shares of Common Stock issued and outstanding, (ii) 4,428,158 shares of Common Stock reserved for awards under the Company’s Amended and Restated 2000 Stock Option Plan, (iii) 11,100,000 shares of Common Stock reserved for issuance to Dow upon conversion of shares of Series A2 Preferred Stock, Series B Preferred Stock and warrants that may be issued to Dow with shares of Series B Preferred Stock, (iv) 2,216,509 shares of Common Stock reserved for outstanding warrants (including the Warrants but excluding warrants referred to in clause (iii) above), (v) 844,444 shares of Common Stock reserved for issuance upon conversion of the Company’s Convertible Debentures Due September 30, 2007 and (vi) 3,777,599 shares of Common Stock underlying the shares of Series C2 Preferred Stock (including shares issuable as payment of dividends on the outstanding shares of Series C2 Preferred Stock), totaling 69,917,646 shares and leaving 82,354 shares of Common Stock available for issuance.

In addition, the Company (a) agreed to reserve shares equal to 130% of the number of shares of Common Stock issuable upon conversion of outstanding shares of Series C2 Preferred Stock (i.e., a portion exceeding the amount actually underlying outstanding shares of Series C2 Preferred Stock), (b) may elect to make interest payments on its Convertible Debentures in shares of Common Stock and, (c) under a Joint Development Agreement dated February 15, 2006 between the Company and Gecko Energy Technologies, Inc. (“Gecko”), may (in its own discretion) elect to make certain payments to Gecko in shares of Common Stock rather than cash. Although the Company may make the required payments under the Convertible Debentures and under the Joint Development Agreement in cash, having additional authorized shares of Common Stock will provide the Company with flexibility to elect to make such payments in the shares of Common Stock.

Impact on Existing Stockholders

The issuance by the Company of the additional shares of Common Stock may, depending on the price and the context in which the shares are issued, dilute the stock ownership of the existing stockholders of the Company. For example, the Series A2 Preferred Stock and the Series C2 Preferred Stock and the Warrants have weighted average price protection. To the extent a future offering of Common Stock by the Company triggers such provisions, the holders of the Series A2 Preferred Stock, Series C2 Preferred Stock or the Warrants, as applicable, would be entitled to receive additional shares of Common Stock upon conversion or exercise and, as a result, the ownership of the Company’s existing stockholders (other than the holders of the Series A2 Preferred Stock, Series C2 Preferred Stock or Warrants, as applicable) would be diluted.

In addition, although holders of the Common Stock have no preemptive rights or rights to acquire securities in future offerings by the Company (and no holders of newly authorized shares of Common Stock will have any such rights), the holders of the Series C2 Preferred Stock have rights to participate in future equity offerings (see “Rights of Holders to Participate in Future Offerings” on page 31) and, pursuant to an Investor Rights Agreement, Dow has a preemptive right to maintain its proportionate ownership of Common Stock (based upon shares of Series A2 Preferred Stock and Series B Preferred Stock owned by Dow on an as-converted basis), in each case subject to certain excluded issuances. To the extent that such rights were exercised in a future offering of Common Stock, the ownership of the Company’s existing stockholders without such rights would be diluted.

Anti-takeover Considerations

The Board of Directors’ ability to authorize the issuance and sale of authorized but unissued shares of Common Stock could enhance the Board’s bargaining capability on behalf of the Company’s stockholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of the Company’s securities, or the removal of incumbent management, even if such a transaction were favored by holders of the requisite number of then outstanding shares. Accordingly, stockholders of the Company might be deprived of an opportunity to consider a takeover proposal that a third party might consider if the Company did not have authorized but unissued shares of Common Stock. The Board of Directors, however, has no current plans for any such use of any newly-authorized shares of Common Stock.

The text of the proposed amendment to the Certificate of Incorporation is set forth in full in Annex A to this Proxy Statement. In accordance with Delaware law, if approved by the stockholders, the proposed amendment will become effective upon filing of a Certificate of Amendment relating to the amendment with the Secretary of State of Delaware, which will occur as promptly as practicable after the date of the Annual Meeting.

Under Delaware law, the stockholders of the Company are not entitled to appraisal rights with respect to the proposed amendment to the Certificate of Incorporation.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of Common Stock in order to have additional authorized, but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of additional shares of authorized Common Stock will provide the Company with the flexibility it may need in the future to raise additional capital for business development programs, to pursue strategic growth opportunities and other corporate synergies, to implement stock splits, to declare stock dividends or for other corporate purposes or programs designed to facilitate the expansion and growth of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF
INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF
THE COMPANY’S COMMON STOCK FROM 70,000,000 TO 120,000,000.

Financial Information

The SEC allows the Company to “incorporate by reference” information into this Proxy Statement, which means that the Company can disclose important information by referring the reader to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement and information the Company files later with the SEC will automatically update and supersede such information. This Proxy Statement incorporates by reference the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Annual Report”).

Specifically, please refer to: Item 7 of the 2005 Annual Report for Management’s Discussion and analysis of Financial Condition and Results of Operations; Item 7A for Quantitative and Qualitative Disclosures about Market Risk and Item 8 for Financial Statements and Supplementary Data.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Any proposal or proposals by a stockholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2007 annual meeting of stockholders must be received by the Company no later than November 24, 2006, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2007 Annual Meeting of Stockholders any stockholder proposal that may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Eatontown, New Jersey

March [27], 2006

A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 ACCOMPANIES THIS PROXY STATEMENT. THIS REPORT IS A COMBINED REPORT WITH THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE, UPON RECEIPT OF A REQUEST ADDRESSED TO THE CHIEF FINANCIAL OFFICER, MILLENNIUM CELL INC., ONE INDUSTRIAL WAY WEST, EATONTOWN, NEW JERSEY 07724.

Annex A

FORM OF CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MILLENNIUM CELL INC.

Millennium Cell Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

1.    The name of the Corporation is Millennium Cell Inc.

2.    The Board of Directors of said corporation, in a duly executed Unanimous Written Consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article 4:

“4.    The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 125,000,000 shares. 120,000,000 shall be Common Stock, par value $0.001 per share, and 5,000,000 shall be Preferred Stock, par value $0.001 per share.”

and further providing that the proposed amendment to the Certificate of Incorporation be presented to the stockholders of said corporation for consideration at the annual meeting of stockholders.

3.    Pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment of the Certificate of Incorporation herein certified.

4.    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

The effective date of this Certificate of Amendment to the Corporation’s Certificate of Incorporation shall be upon filing.

Signed on ________________, 2006

________________________
John D. Giolli
Chief Financial Officer and Secretary

PROXY
MILLENNIUM CELL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, revoking all prior proxies, hereby appoints ____________, with full power of substitution, as proxy to represent and vote all shares of Common Stock, Series A2 Convertible Preferred Stock and Series C2 Convertible Preferred Stock of Millennium Cell Inc. (the “Corporation”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Corporation to be held on May 2, 2006, at 9:00 a.m. Eastern Daylight Time, upon the matters set forth in the Notice of Annual Meeting of Stockholders, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote, each share of Series A2 Convertible Preferred Stock is entitled to 10 votes, and each share of Series C2 Convertible Preferred Stock is entitled to 500 votes. Shares of Series C2 Convertible Preferred Stock are not entitled to vote on Proposal 3. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Each of Items 1, 2, 3 and 4 is proposed by the Corporation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH ABOVE AS DIRECTORS, FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT AUDITORS, FOR THE APPROVAL OF THE ISSUANCE OF SECURITIES IN ACCORDANCE WITH THE TERMS OF THE CORPORATION’S PRIVATE PLACEMENT OF ITS SERIES C PREFERRED STOCK AND FOR THE APPROVAL OF AN AMENDMENT TO THE CORPORATION’S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 70,000,000 TO 120,000,000.

You can vote your shares by completing and returning a proxy card or, if you hold your shares in street name, a voting instruction form. Most stockholders can also vote over the Internet or by telephone. If Internet and telephone voting are available to you, you can find voting instructions in the materials accompanying this proxy statement.

Proposal Number 1 - Election of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

FOR ALL NOMINEES listed below (except as marked to the contrary below): ☐	WITHHOLD AUTHORITY to vote for all nominees listed below: ☐

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list below.)

Nominees: G. Chris Andersen, Kenneth R. Baker, Alexander MacLachlan, Peter A. McGuigan, Zoltan Merszei,
H. David Ramm, James L. Rawlings and Richard L. Sandor.

Proposal Number 2 - Approval of Ernst & Young LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2006.
☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal Number 3 - Approval of the Corporation’s issuance of securities in accordance with the terms of the Corporation’s private placement of its Series C Preferred Stock, as further described in the accompanying proxy statement.
☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal Number 4 - Approval of an amendment to the Corporation’s Certificate of Incorporation increasing the number of authorized shares of Common Stock from 70,000,000 to 120,000,000.
☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Millennium Cell Inc.

Signature of Stockholder Date

Signature of Stockholder Date

Please Date, Sign and Mail in the Enclosed Reply Envelope.	PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE BOOKS OF THE CORPORATION. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN MUST GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE.